UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2014
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2014, T-Mobile US, Inc. (the “Company”) and certain subsidiaries entered into agreements pertaining to a 2 year wireless phone bill receivables factoring arrangement (the “Factoring Arrangement”) with Landesbank Hessen-Thüringen Girozentrale (“Helaba”) and The Bank of Tokyo Mitsubishi UFJ, Ltd., collectively as bank purchasers (the “Bank Purchasers”) with a maximum funding limit of $500,000,000 by the Bank Purchasers at any given time.

In connection with the Factoring Arrangement, T-Mobile West LLC, T-Mobile Northeast LLC, T-Mobile Central LLC and T-Mobile South LLC, each a wholly-owned subsidiary of the Company (collectively, the “Originators”), and T-Mobile PCS Holdings LLC, a wholly owned subsidiary of the Company (“T-Mobile PCS Holdings”), have entered into a Receivables Sale and Conveyancing Agreement, dated as of February 26, 2014 (the “Conveyancing Agreement”), pursuant to which the Originators will from time to time sell and/or convey certain of their wireless phone bill receivables and related assets (collectively, the “Receivables”) to T-Mobile PCS Holdings. Pursuant to a Receivables Sale and Contribution Agreement, dated as of February 26, 2014 (the “Contribution Agreement”), between T-Mobile PCS Holdings and T-Mobile Airtime Funding LLC, a special purpose entity and wholly owned subsidiary of the Company (the “SPC”), immediately after purchasing the Receivables from the Originators under the Conveyancing Agreement, T-Mobile PCS Holdings will sell and/or contribute such Receivables to the SPC. Pursuant to a Master Receivables Purchase Agreement, dated as of February 26, 2014 (the “Receivables Purchase Agreement”), among the SPC, Billing Gate One LLC, a Delaware limited liability company (“Billing Gate One”), Helaba, T-Mobile PCS Holdings, and the Company, immediately after acquiring the Receivables from T-Mobile PCS Holdings pursuant to the Contribution Agreement, the SPC will sell and transfer such Receivables to Billing Gate One. The Bank Purchasers provide funding for the Factoring Arrangement pursuant to an Onward Receivables Purchase Agreement, dated as of February 26, 2014 (the “Onward Receivables Purchase Agreement”), between Billing Gate One and the Bank Purchasers. Pursuant to the Onward Receivables Purchase Agreement, immediately after acquiring the Receivables from the SPC pursuant to the Receivables Purchase Agreement, Billing Gate One will sell and/or transfer undivided percentage ownership interests in such Receivables to the Bank Purchasers.

Pursuant to the Receivables Purchase Agreement, the SPC will be required to repurchase certain aged Receivables from Billing Gate One.  Similar repurchase obligations exist with respect to T-Mobile PCS Holdings under the Contribution Agreement and the Originators under the Conveyancing Agreement.

T-Mobile PCS Holdings will service the Receivables in exchange for a monthly servicing fee. The Company will provide a performance guarantee of certain obligations of T-Mobile PCS Holdings, in its capacity as servicer under the Receivables Purchase Agreement, and the Originators under the Factoring Arrangement.

In connection with the transaction, the Company, the SPC and KfW IPEX-Bank GmbH, a limited liability company incorporated under German law (“KfW”) have entered into a Guarantee Facility Agreement, dated as of February 26, 2014 (the “Guarantee Facility Agreement”). Pursuant to the Guarantee Facility Agreement, KfW has issued a Guarantee (the “KfW Guarantee”) under which it has guaranteed certain payment obligations of the SPC to Billing Gate One under the Receivables Purchase Agreement and certain risks of collections on the Receivables being commingled with other assets of the Company and its subsidiaries, up to a maximum guaranteed amount of $42,500,000. The Company is obligated to reimburse KfW for payments it makes to Billing Gate One under the KfW Guarantee.

Receivables will be sold to the Bank Purchasers on a revolving basis throughout the term of the Factoring Arrangement. As of March 3, 2014, Receivables in the aggregate amount of $571,843,883.38 have been sold to the Bank Purchasers under the Factoring Arrangement. The revolving period for the Factoring Arrangement is scheduled to end on March 14, 2016.

The Factoring Arrangement contains representations and warranties, affirmative and negative covenants, and events of default that are customary for transactions of this type.

While the transaction is treated as a sale for accounting and legal purposes, the Company will not treat the transaction as a sale for federal and state tax purposes.

This summary of the Factoring Arrangement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Conveyancing Agreement, the Contribution Agreement, the Receivables Purchase Agreement and the Guarantee Facility Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1
Receivables Sale and Conveyancing Agreement, dated as of February 26, 2014, among T-Mobile West LLC, T-Mobile Central LLC, T-Mobile Northeast LLC and T-Mobile South LLC, as sellers, and T-Mobile PCS Holdings LLC, as purchaser.

10.2	Receivables Sale and Contribution Agreement, dated as of February 26, 2014, between T-Mobile PCS Holdings LLC, as seller, and T-Mobile Airtime Funding LLC, as purchaser.
10.3
Master Receivables Purchase Agreement, dated as of February 26, 2014, among T-Mobile Airtime Funding LLC, as funding seller, Billing Gate One LLC, as purchaser, Landesbank Hessen-Thüringen Girozentrale, as bank purchasing agent, T-Mobile PCS Holdings LLC, as servicer, and T-Mobile US, Inc., as performance guarantor.

10.4	Guarantee Facility Agreement, dated as of February 26, 2014, among T-Mobile US, Inc., as the company, T-Mobile Airtime Funding LLC, as the funding seller, and KfW IPEX-Bank GmbH, as the bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

March 4, 2014	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer